 As filed with the Securities and Exchange Commission on September 21, 1998 Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           I.C. Isaacs & Company, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                           52-1377061
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3840 Bank Street                            21224-2522
Baltimore, Maryland                         (Zip Code)
(Address of principal executive offices)

               I.C. Isaacs & Company, Inc. 1997 Omnibus Stock Plan
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                        (Copy to:)

Eugene C. Wielepski                                 Wm. David Chalk, Esquire
I.C. Isaacs & Company, Inc.                         Piper & Marbury L.L.P.
3840 Bank Street                                    36 South Charles Street
Baltimore, Maryland 21224-2522                      Baltimore, Maryland 21201
(410) 342-8200                                      (410) 576-3135

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum      Proposed maximum
 Title of Securities to be       Amount to be      offering price per    aggregate offering        Amount of
         registered               registered            share (2)            price (2)         registration fee

Common Stock, par value    500,000 shares            $2.28            $1,140,000.00            $336.30
$.0001 per share (1)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of I.C. Isaacs & Company, Inc. Common Stock reported on the Nasdaq National Market on September 16, 1998 (i.e., $2.28).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1997;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statement filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 4.  Description of Securities.

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

          The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by Piper & Marbury L.L.P., counsel for the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), Article IX of the Amended and Restated By-Laws of the Registrant (the "By-Laws") provides that the Registrant shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, if he has no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the Registrant, the director or officer may be indemnified by the Registrant against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

         The Registrant maintains liability insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or such person who serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant as permitted under Article IX of the Registrant's By-laws.

         Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article VII of the Amended and Restated Certificate of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

                  4 Description of Common Stock (incorporated by reference to Form 8-A Registration Statement filed November 14, 1997 (SEC File No.0-23379)

                  5 Opinion and consent of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legality of the shares of Common Stock.

                  23.1     Consent of Independent Certified Public Accountants.

                 23.2 Consent of Piper & Marbury L.L.P., counsel for the Registrant (included in Exhibit 5 above).


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required by Section
                  10(a)(3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 21st day of September, 1998.

                                 I.C. ISAACS & COMPANY, INC.



                                    By: /s/ Robert J. Arnot
                                        ---------------------
                                        Robert J. Arnot
                                        Chairman of the Board
                                        Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                                              Date
---------                              -----                                              ----

/s/ Robert J. Arnot                    Chairman  of the  Board,  Chief                    September 21, 1998
-------------------------------------
Robert J. Arnot                        Executive  Officer and Director (Principal
                                       Executive Officer)

/s/  Eugene  C.  Wielepski             Vice-President, Chief Financial                    September 21, 1998
-------------------------------------
Eugene C. Wielepski                    Officer and Director (Principal Financial
                                       and Accounting Officer)

/s/ Gerald W. Lear                     Director                                           September 21, 1998
-------------------------------------
Gerald W. Lear


/s/ Thomas Ormandy                     Director                                           September 21, 1998
-------------------------------
Thomas Ormandy

/s/ Ira J. Hechler                     Director                                           September 21, 1998
-------------------------------------
Ira J. Hechler


Signature                              Title                                              Date
---------                              -----                                              ----

/s/ Jon Hechler                        Director                                           September 21, 1998
-------------------------------------
Jon Hechler


/s/ Ronald S.  Schmidt                 Director                                           September 21, 1998
-------------------------------
Ronald S. Schmidt


/s/ Neal J.  Fox                       Director                                           September 21, 1998
---------------------------------
Neal J. Fox


/s/ Anthony J. Marterie                Director                                           September 21, 1998
-------------------------------------
Anthony J. Marterie

                                  EXHIBIT INDEX

Exhibit                                                                                    Sequential
Number          Description                                                                Page Number
------          -----------                                                                -----------

4               Description of Common Stock                                                See Note (1)

5               Opinion  and  consent  of  Piper  &  Marbury  L.L.P.,   counsel  for  the  [1]
                Registrant, regarding the legality of the shares of common stock

23.1            Consent of Independent Certified Public Accountants                        [1]

23.2            Consent of Piper & Marbury L.L.P.,  counsel for the Registrant  (included  [1]
                in Exhibig 5 above

-------------

(1) Incorporated by reference to Form 8-A Registration Statement filed November 14, 1998 (SEC File No. 0-23379).